UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 _____________________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 1, 2014

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ZAYO GROUP, LLC
(Exact name of registrant as specified in its charter)
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Delaware	333-169979	26-201259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1805 29th Street, Suite 2050, Boulder, CO 80301
(Address of Principal Executive Offices)
(303) 381-4683
(Registrant’s Telephone Number, Including Area Code)
 _____________________________________________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On April 27, 2014, Zayo Group, LLC (the “Company”) entered into a Sale and Purchase Agreement (the "Agreement") with Neo Telecom Group ("Neo") and certain equityholders of Neo. On July 1, 2014, the Company acquired a 96% equity interest in Neo, a Paris-based bandwidth infrastructure company. The Agreement also includes a contractual mechanism to acquire the remaining approximately 4% equity interest on or after December 31, 2015. The purchase price of €58.0 million (or $79.2 million based on the exchange rate as of July 1, 2014) was in consideration of acquiring full equity ownership in Neo and is subject to certain adjustments post-closing. The purchase price was paid with cash on hand available from the proceeds of the Company’s term loan facility.

The acquisition of Neo adds 300 route miles of Paris dark fiber and more than 500 on-net buildings to the Company’s network footprint in Europe. Through nine colocation facilities operated by Neo across France, the Company can now offer an additional 36,000 square feet of data center space to customers. Neo focused on dark fiber, IP, Ethernet, wavelength and colocation services to more than 600 carrier and enterprise customers, primarily concentrated in the technology, media, telecom, and finance sectors.

The Company issued a press release on July 2, 2014 announcing the closing of the Neo acquisition.

A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference in this Item 7.01.

Item 9.01.	Financial Statements and Exhibits

(a)	Exhibits. The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated July 2, 2014
The information contained under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.
Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Additional information about issues that could lead to material changes in the Company's performance is contained in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date hereof.

Investors should take into consideration, with respect to the Company, those risks and uncertainties discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013, including those under the heading "Risk Factors."

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP, LLC

By:	/s/ Ken desGarennes
Name:	Ken desGarennes
Title:	Chief Financial Officer
DATED: July 7, 2014